UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2019

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22900	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado	80903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Per Share Par Value	CNTY	Nasdaq Capital Market, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b‑2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On November 18, 2019, Century Casinos, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Margaret Stapleton, Chief Financial Officer and Corporate Secretary of the Company. The Employment Agreement specifies the duties of Ms. Stapleton and provides for an annual salary of $250,000. The Employment Agreement has a term of five years, beginning on November 18, 2019, with automatic five-year extensions thereafter, unless the Employment Agreement is sooner terminated.

The Compensation Committee of the Board of Directors of the Company shall annually review Ms. Stapleton’s salary and target bonuses.  Ms. Stapleton is eligible to receive equity awards under the Company’s 2016 Equity Incentive Plan.  The Employment Agreement provides for certain payments and benefits to be made to Ms. Stapleton if her employment is terminated without Cause or if she resigns for Good Reason (each, as defined in the Employment Agreement). These payments and benefits include: (i) a payment equal to two times the sum of (A) Ms. Stapleton’s base salary and (B) the average of her bonuses for the last three years, payable in monthly installments for two years following the termination, (ii) a payment of the difference between the monthly COBRA premium cost and the monthly contribution previously paid by Ms. Stapleton multiplied by 12, and (iii) immediate vesting of all of Ms. Stapleton’s unvested stock and stock options.  If Ms. Stapleton dies or becomes disabled during the term of her employment, the Employment Agreement provides for the continuation of her salary for 12 months.

The Employment Agreement contains customary indemnification provisions and a “clawback” provision that enables the Company to recoup any amounts paid to Ms. Stapleton under the Employment Agreement in accordance with the Company’s clawback policy, as it may be amended.

The foregoing summary of the Employment Agreement is subject to, and qualified in its entirety by, the complete text of the Employment Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between Century Casinos, Inc. and Margaret Stapleton, effective November 18, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.

Date: November 19, 2019	By: /s/ Margaret Stapleton
Margaret Stapleton
Chief Financial Officer